Exhibit 10.2

CONFIDENTIALITY, ASSIGNMENT OF INVENTIONS,
NON-SOLICITATION AND NON-COMPETITION AGREEMENT

THIS AGREEMENT, made and entered into this 17th day of July, 2013, by and between PROFESSIONAL DIVERSITY NETWORK, INC., a Delaware corporation (the “Company”), and DAVID MECKLENBURGER (“Executive”);

WITNESSETH THAT:

WHEREAS, Executive is, or is about to become, employed by the Company, as an employee at will;

WHEREAS, the Company requires, as a condition to Executive’s employment or continued employment with the Company, that Executive covenant and agree to certain terms of employment;

NOW, THEREFORE, in consideration of the premises and the Company’s employment or continued employment of Executive, the parties agree as follows:

    1.               Executive Work Product and Inventions.

(a) Transfer of Ownership of Inventions. Executive agrees that Inventions (as defined below) shall be deemed “work made for hire” and shall be the property of the Company. Executive shall promptly disclose to the Company all such Inventions and hereby irrevocably assigns to Company all such Inventions and all such worldwide right, title and interest therein. Executive hereby waives and agrees not to assert any moral rights or similar rights under the laws of any jurisdiction with respect to any Inventions. Executive further agrees to execute or cause to be executed any and all assignment documents or other documents that may be necessary to perfect the ownership rights of the Company in such Inventions or to secure the Company’s statutory protection (including, without limitation, patent, trademark, trade secret or copyright protection) throughout the world for any and all such Inventions. For purposes hereof, “Invention” means all work product, including, without limitation, any and all creative works, discoveries, ideas, inventions, designs, devices, models, prototypes, processes, works, know-how, documentation, files, information, manuals, materials, input materials and output materials, software programs or packages (together with any related documentation, source code or codes, object codes, upgrades, revisions, modifications and any related materials) and other information and materials, and the media upon which they are located (including cards, tapes, discs and other storage facilities), which are conceived, created, developed, reduced to practice, fixed in a tangible medium of expression or otherwise made by Executive solely or jointly with others in connection with or arising from Executive’s employment hereunder (whether or not during regular business hours).

(b) Illinois Employee Patent Act. Executive acknowledges and understands, the foregoing to the contrary notwithstanding, that this section does not waive or transfer Executive’s rights to any Inventions for which no equipment, supplies, facility or trade secret or Confidential Information (as defined herein) of the Company was used and which was developed entirely on Executive’s own time, unless the Invention relates to the business of the Company or to the Company’s research or development or the results of any work that Executive performed for the Company during the term of Executive’s employment relationship with the Company (or its predecessor). Executive further acknowledges and understands that the assignment of ownership rights in Inventions pursuant to this section are intended to comply with the requirements of the Illinois Employee Patent Act 765 (ILCS 1060/1 et seq.), and that the above-stated conditions should be interpreted in a manner consistent therewith.

     2.               Non-Solicitation, Non-Competition and Confidentiality.  Executive acknowledges that he has been and will continue to be employed by the Company directly or indirectly in one or more aspects of the research, development, engineering, manufacturing, design, promotion and/or sale relating to the Company’s existing or proposed products and services. Executive further acknowledges that he will be exposed to certain confidential and proprietary information of the Company and its Affiliates (as defined herein) during the course of his employment with the Company. Executive’s involvement or participation in a business which is competitive with the Company or any of its Affiliates, disruption of the Company’s or any of its Affiliates’ business relationships, or misappropriation or unauthorized use of the Company’s or any of its Affiliates’ confidential and proprietary information would have a material adverse impact on the Company and its Affiliates and their business operations. Accordingly, as a condition to the Company’s employment of Executive hereunder, Executive hereby agrees as follows:

(a) Certain Definitions. For purposes hereof:

“Affiliate” means, with respect to the Company, (i) the Company’s present and former parent companies, subsidiaries, successors, affiliated and related companies, and (ii) a person or entity, directly or indirectly through one or more intermediaries, that is in control of, or controlled by, or under common control with, the Company;

“Competitive Business” means any person or entity engaged in a business similar to or competitive with the Business as it is or was conducted by the Company wherever the Company does business during the Employment Term at any time during the Restricted Period (including such business as the Company may develop from time to time);

“Current Customer” means any individual or entity which is or was a client of the Company (or its predecessor) or any Affiliate during the twenty-four (24) months preceding the date of the termination of Executive’s employment;

“Prospective Customer” means any individual or entity with which Executive has solicited, identified or had contact on behalf of the Company or any Affiliate during the twenty-four (24) months preceding the date of the termination of Executive’s employment; and

“Restricted Period” means the period of Executive’s employment with the Company or any Affiliate and two (2) years thereafter.

(b) Non-Interference with Business Relationships. Executive hereby agrees that during the Restricted Period, Executive will not directly or indirectly, either individually or as a principal, shareholder, member, partner, joint venturer, investor, employer, director, manager, officer, employee, consultant, agent, or in any other manner or capacity whatsoever:

(i) solicit, induce, advise, request, influence, or take any other action with regard to any sales representative, supplier, customer, lessor, or any other person or entity that has a business relationship with the Company or any Affiliate (or has or had a business relationship with the Company’s or any Affiliate’s predecessors) which is intended to or has the effect of causing such person or entity to discontinue, reduce the extent of, discourage the development of or otherwise adversely affect such relationship with the Company or any of the Affiliates;

(ii) canvass, solicit, promote or sell any products or services that compete with any of the products or services of the Company or any of the Affiliates to any then Current Customer or Prospective Customer of the Company or any of the Affiliates; or

(iii) (A) recruit, solicit, or otherwise induce or influence any employee, consultant, sales representative, agent, or other personnel of the Company or any of the Affiliates to discontinue or otherwise terminate such relationship with the Company or any of the Affiliates or (B) retain, engage, employ, seek to retain, engage, or employ, or cause any Competitive Business (as defined herein) to retain, engage, employ, or seek to retain, engage, or employ as an employee, consultant, sales representative, or agent, any person who is then (or was at any time within twelve (12) months prior to the date Executive or the Competitive Business retains, engages, or employs or seeks to retain, engage, or employ such person) an employee, consultant, sales representative, agent, or other personnel of the Company or any of the Affiliates (or their predecessors).

(c) Non-Competition. Executive hereby agrees that during the Restricted Period, Executive will not directly or indirectly, either individually or as a principal, shareholder, member, partner, joint venturer, investor, employer, director, manager, officer, employee, consultant, agent, or in any other manner or capacity whatsoever, engage in, assist, directly or indirectly, or have any active or economic interest in a Competitive Business located anywhere in the United States; provided, however, that Executive shall not be prohibited from owning less than one percent (1%) of the outstanding securities of a company which is publicly traded on a securities exchange or over-the-counter market.

(d) No Disclosure of Confidential Information. Executive hereby agrees that he will not, directly or indirectly, disclose to anyone, or use or otherwise exploit for his own benefit or for the benefit of anyone other than the Company, any Confidential Information (as defined herein) of the Company or any Affiliate. For purposes hereof, “Confidential Information” means any and all confidential or proprietary information regarding the Company or its Business or any Affiliate or its business, including, without limitation, any and all trade secrets, employer records (including personnel records), customer lists, prospect lists, price lists, customer order or purchasing patterns and activities, product costing information, stocking requirements, purchase orders, invoices, customer records, product information and applications, customer uses and preferences, passwords, access codes, products, patents, trademarks, copyrights, processes, techniques, formulas, designs, scientific information, training information and materials, computer programs, computer network and security information, databases, software, services, research, development, inventions, and information regarding manufacturing, financials, purchasing, accounting, marketing, production, customers, suppliers, lessors, employees, and prospective customers, suppliers, lessors, and employees, and other information, whenever conceived, originated, discovered or developed, concerning any aspect of the Company or its Business or any Affiliate or its business, whether or not in written or tangible form; provided, however, that (i) the term “Confidential Information” shall not include information which is or becomes generally available to the public on a non-confidential basis, including from a third party provided that such third party is not in breach of an obligation of confidentiality with respect to such information and Executive is aware of such breach; and (ii) Executive shall not be in violation of this subsection in the event that Executive is legally compelled to disclose any of the Confidential Information, provided that in any such event Executive will provide the Company with reasonably prompt written notice prior to any such disclosure so that the Company (or an Affiliate) may obtain a protective order or other confidential treatment for the Confidential Information, and in the event that a protective order or other remedy is not obtained by the Company, Executive will furnish only that portion of the Confidential Information which Executive is advised by opinion of legal counsel is legally required to be furnished.

(e) Remedies. Executive understands that the Company will not have an adequate remedy at law for the breach or threatened breach by Executive of any one or more of the covenants set forth in this Section 2 and agrees that in the event of any such breach or threatened breach, the Company shall be entitled, in addition to any other remedies which may be available to it, to injunctive relief (without bond) to enjoin Executive from the breach or threatened breach of such covenants. Further, if Executive violates any of the restrictions contained in this Section 2, the Restricted Period shall be extended by a period equal to the length of time from the commencement of any such violation until such time as such violation shall be cured by Executive to the satisfaction of the Company. If any of the covenants set forth herein is not enforceable, in whole or in part, the remaining covenants set forth herein shall be enforceable notwithstanding the invalidity of any other covenant. Any covenant not enforceable in part shall be enforced to the extent valid and enforceable. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the separate covenants herein or shall find that the term or scope of one or more of the separate covenants is unreasonably broad, then in that event the invalid or unreasonably broad provision shall be deleted or modified by said court to the minimum extent necessary to permit enforcement thereof, and the substitute provision shall be incorporated herein. The parties acknowledge and agree that the Affiliates shall be third-party beneficiaries of the Company’s rights and Executive’s obligations under this Section 2.

(f) Notice to Future Employers. Executive agrees that during the Restricted Period, Executive will notify the Company in writing of any subsequent occupation whether as owner, employee, officer, director, agent, consultant, independent contractor, or the like, and his duties and responsibilities in that position. Further, Executive agrees that during said period, he will inform each new employer, prior to accepting employment, of the existence of this Agreement and the terms of the restrictive covenants and confidentiality restrictions contained herein. Executive acknowledges that during said period the Company shall have the right to contact, independently, any potential or actual future employer of Executive to notify it of Executive’s obligations under this Agreement and provide such employer with a copy of this Agreement. The Company shall also be entitled, at its election, to notify any such actual or potential employer of the Company’s understanding of the requirements of this Agreement and what steps, if any, the Company intends to take to ensure compliance with or enforcement of this Agreement. Failure of the Company to avail itself of the benefits of this subsection shall not in any way affect its right to obtain enforcement of any provision of this Agreement.

3.               Assignment. The parties acknowledge and agree that the covenants, terms and provisions contained in this Agreement constitute a personal employment contract and the rights and obligations of the parties hereunder cannot be transferred, sold, assigned, pledged or hypothecated, excepting that the Company may assign this Agreement in connection with a sale of the business, merger, consolidation, share exchange, sale of substantially all of the Company’s assets, or other reorganization, whether or not the Company is the continuing entity, provided that the assignee is the successor to the business and all or substantially all of the assets of the Company.

4.               Severability. If any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect (a) any other provision or part of a provision of this Agreement nor (b) this Agreement’s validity, legality and enforceability in any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

5.               Governing Law; Venue. This Agreement shall be covered by, construed, applied and reinforced in accordance with the internal laws of the State of Illinois, without regard to conflicts of law provisions. The parties agree that any action or proceeding to enforce or arising out of this Agreement shall be commenced in the state courts, or in the United States District Court, in Chicago, Illinois. The parties consent to such jurisdiction, agree that venue will be proper in such courts and waive any objections based upon Forum Non Conveniens. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any action under this Agreement in any other jurisdiction.

6.               Continuing Obligation. The covenants, obligations, duties and liabilities of Executive pursuant to Sections 1 and 2 hereof are continuing, absolute and unconditional and shall remain in full force and effect as provided herein.

7.               Waiver. The waiver by the Company or Executive of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

8.               Notices. Any notice, request, consent or communication under this Agreement shall be effective only if it is in writing and shall be deemed to have been given when personally delivered or three (3) days after being deposited in the United States mail, certified or registered, postage prepaid, return receipt requested and addressed to the party at its or his last known address. The address of any party may be changed by notice in writing to the other party duly served in accordance with this Section.

9.               Miscellaneous.  This Agreement may be executed in two or more counterparts (including via facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings (whether oral or written) between the parties (or between the Company and Executive) with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

THE COMPANY:

PROFESSIONAL DIVERSITY NETWORK, INC.

/s/ Rudy Martinez
By: Rudy Martinez

Its: Executive Vice President

EXECUTIVE:

DAVID MECKLENBURGER

/s/ David Mecklenburger
Signature